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                                                                  EXHIBIT 10.17




                          CORPORATE GUARANTY AGREEMENT


TO:      CLARA G. SOUHAN
         Seneca Falls, N.Y. 13148

                                                                   June 28, 1996


Dear Mrs. Souhan:

         On June 28, 1995, we executed a Corporate Guaranty Agreement for your benefit with respect to two Promissory Notes dated July 1, 1993 and September 9, 1993, made by Seneca Knitting Mills Corporation ("Seneca Knitting"). This Guaranty was given pursuant to an Agreement For Sale of Capital Stock (the "Stock Agreement"), dated April 27, 1995, between us and the owners of all of the outstanding stock of Seneca Knitting. The transactions contemplated by the Stock Agreement were closed on June 28, 1995, and Seneca Knitting is now our wholly-owned subsidiary. Seneca Knitting has requested an extension of the maturity dates of the existing notes and a New Note for the combined principal amount of the existing notes ($350,000.00) is to be given by Seneca Knitting to reflect the new terms. In order to induce you to accept the New Note and new payment terms, we hereby agree to guarantee payment of this New Note as provided herein.

         For value received, receipt of which is acknowledged, we absolutely and unconditionally, guarantee you, your successors and assigns, the payment in full and in accordance with its terms of the Promissory Note of even date from Seneca Knitting to you in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "New Note"), together with interest and the costs of enforcement or collection, including reasonable attorneys' fees. A copy of the New Note is attached as Exhibit A.

         You may at any time without notice or demand of any kind, the receipt of which are expressly waived, and without impairing or releasing our obligations under this Guaranty or incurring any liability to us, extend the time of payment or agree to a new due date; waive, release, delay in the exercise of, or refrain from exercising, any of your rights relating to the New Note; fail to give notice to us of an event of default with respect to the New Note; or take or fail to take any other action, or engage in a course of conduct, which might constitute a legal or equitable discharge or defenses of a surety or guarantor or which might otherwise limit your recourse against us.

         This Guaranty is a guarantee of payment and not of collection. You are not required, as a condition of payment or performance by us, to enforce any remedies against Seneca Knitting or any other party liable to you; nor are you required to seek to enforce or resort to any remedies with respect to any

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security interest, lien or encumbrance given to you by Seneca Knitting or any other party. To the extent permitted by law, we hereby waive all defenses we may have to liability under this Guaranty, including, but not limited to, failure to consideration, breach of warranty, statute of limitations, accord and satisfaction, and usuary, and agree that our obligations under this Guaranty shall only be discharged upon payment of the New Note in full.

         This Guaranty shall be construed and enforced under the laws of the State of New York, and we agree that any action involving this Guaranty may be brought in any Federal or New York State Court in Seneca or Onondaga County, New York, and we consent to the jurisdiction of these courts. Further, we consent that service of process upon us may be made by registered or certified mail, return receipt requested, and addressed to as follow:

                     Ridgeview, Inc.
                     P.O. Box 8
                     Newton, N.C. 28658
                     Attention:  Hugh R. Gaither, President

         This Guaranty shall be binding upon Ridgeview, Inc. and its successors and assigns and it shall inure to the benefit of you and your heirs, personal representatives, successors and assigns.

         This Guaranty contains our entire agreement and cannot be changed orally. No failure by you to exercise any right under this Guaranty shall be deemed a waiver, nor shall any single or partial exercise by you of any right preclude any other or further exercise thereof, and no waiver by you of any right shall operate as a waiver of any other right.


                                RIDGEVIEW, INC.


                                By:/s/ Hugh R. Gaither
                                   --------------------------------------------
                                   Hugh R. Gaither, President


                                            (SEAL)





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STATE OF NORTH CAROLINA      )
COUNTY OF CATAWBA            )


         On this 28th day of June, 1996, before me personally appeared Hugh R. Gaither, to me personally known, who did depose and say that he is President of Ridgeview, Inc., the corporation described in and which executed the foregoing instrument, and that he executed the same by Order of the Board of Directors of said Corporation.


                                /s/ Jamie O. Hoyle
                                ------------------------------------------------
                                Notary Public





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